Exhibit 3.2

AMENDED AND RESTATED

BYLAWS

OF

SEASPINE HOLDINGS CORPORATION

ARTICLE I

Meetings of Stockholders

Section 1.1. Annual Meetings. The annual meeting of the stockholders of SeaSpine Holdings Corporation (the “Corporation”) for the election of directors (each, a “Director”) and for the transaction of such other business as properly may come before such meeting shall be held each year either within or without the State of Delaware at such place, if any, and on such date and at such time, as may be fixed from time to time by resolution of the Corporation’s Board of Directors (the “Board”) and set forth in the notice or waiver of notice of the meeting. The Board may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board.

Section 1.2. Special Meetings. A special meeting of the stockholders of the Corporation for any purpose or purposes may be called at any time only by or at the direction of the Board pursuant to a resolution of the Board adopted by a majority of the total number of Directors then in office. Any special meeting of the stockholders shall be held at such place, if any, within or without the State of Delaware, and on such date and at such time, as shall be specified in such resolution. Business transacted at any special meeting of the stockholders shall be limited to the purpose(s) stated in the notice. The Board may postpone, reschedule or cancel any special meeting of the stockholders previously scheduled by the Board.

Section 1.3. Participation in Meetings by Remote Communication. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law (the “DGCL”) and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication.

Section 1.4. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting shall be given that shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation of the Corporation (the “Certificate of

Incorporation”) or these Bylaws, the notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.

Section 1.5. Adjournments. Any meeting of stockholders may be adjourned from time to time, by the chairperson of the meeting or by the vote of a majority of the shares of stock present in person or represented by proxy at the meeting, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the place, if any, and date and time thereof (and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting) are announced at the meeting at which the adjournment is taken unless the adjournment is for more than thirty (30) days or a new record date is fixed for the adjourned meeting after the adjournment, in which case notice of the adjourned meeting in accordance with Section 1.4 of these Bylaws shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.

Section 1.6. Quorum. Except as otherwise provided in the Certificate of Incorporation or by law, the presence in person or by proxy of the holders of record of a majority in voting power of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting, provided, however, that where a separate vote by a class or series is required, the holders of a majority in voting power of all issued and outstanding stock of such class or series entitled to vote on such matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. In the absence of a quorum, the stockholders so present may, by a majority in voting power thereof, adjourn the meeting from time to time in the manner provided in Section 1.5 of these Bylaws until a quorum shall attend.

Section 1.7. Organization. At every meeting of stockholders the presiding officer shall be the Chairman of the Board, or in the event of his or her absence or disability, a presiding officer chosen by resolution of the Board. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as secretary of the meeting.

Section 1.8. Voting; Proxies. Except as otherwise provided in the Certificate of Incorporation or by law, every holder of record of shares entitled to vote at a meeting of stockholders is entitled to one vote for each share outstanding in his or her name on the books of the Corporation (x) at the close of business on the record date for such meeting or (y) if no record date has been fixed, at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, the Certificate of Incorporation, these Bylaws, the rules and regulations of any stock exchange applicable to the Corporation or pursuant to any other rule or regulation applicable to the Corporation, its securities or its stockholders, the vote of a majority of the voting power of the shares entitled to vote at a meeting of stockholders on the subject matter in question represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. The stockholders do not have the right to cumulate their votes for the election of Directors. Each stockholder entitled to vote at a meeting of stockholders or to express consent to or dissent from corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means, including but not limited to by facsimile signature, a proxy solicitation firm or a like authorized agent. Proxies by electronic transmission must either set forth, or be submitted with, information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used if such copy, facsimile telecommunication or other reproduction is a complete reproduction of the entire original writing or transmission. No proxy may be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy is revocable at the pleasure of the stockholder executing it unless the proxy states that it is irrevocable and applicable law makes it irrevocable. A stockholder may revoke any proxy that is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

Section 1.9. Fixing Date for Determination of Stockholders of Record.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. The Secretary or any Assistant Secretary shall cause notice of each meeting of stockholders to be given in writing in a manner permitted by the DGCL not less than ten (10) days nor more than sixty (60) days prior to the meeting to each stockholder of record entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, subject to such exclusions as are then permitted by the DGCL. The notice shall specify (i) the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), (ii) the place, if any, date and time of such meeting, (iii) the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, (iv) in the case of a special meeting, the purpose or purposes for which such meeting is called and (v) such other information as may be required by law or as may be deemed appropriate by the Board, the Chairman of the Board, the President or the Secretary of the Corporation. If the stockholder list referred to in Section 1.10 of these Bylaws is made accessible on an electronic network, the notice of meeting must indicate how the stockholder list can be accessed.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 1.10. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least ten (10) days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (ii) during ordinary business hours at the principal place of business of the Corporation. If the meeting is to be held at a place, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.10 or to vote in person or by proxy at any meeting of stockholders.

Section 1.11. Inspectors of Election. The Corporation may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more inspectors of election, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspector or inspectors so appointed or designated shall (i) ascertain the number of shares of capital stock of the Corporation outstanding and the voting power of each such share, (ii) determine the shares of capital stock of the Corporation represented at the meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. Such certification and report shall specify such other information as may be required by law. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 1.12. Conduct of Meetings. The Board may make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to any such rules and regulations, the presiding officer of any meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting and to prescribe rules, regulations and procedures for such meeting and to take all such actions as in the judgment of the presiding officer are appropriate for the proper conduct of such meetings. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 1.13. Notice of Stockholder Proposals and Nominations.

(a) Annual Meetings

(i) Nominations of persons for election to the Board and proposals of business to be considered by the stockholders at an annual meeting of stockholders may be made only (x) as specified in the Corporation’s notice of meeting (or any notice supplemental thereto), (y) by or at the direction of the Board, or a committee appointed by the Board for such purpose, or (z) by any stockholder of the Corporation who or which (1) is entitled to vote at the meeting, (2) complies in a timely manner with all notice procedures set forth in this Section 1.13, and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting. A stockholder proposal must constitute a proper matter for corporate action under the DGCL.

(ii) Notice in writing of a stockholder nomination or stockholder proposal must be delivered to the attention of the Secretary at the principal place of business of the Corporation by the close of business not fewer than ninety (90) days nor more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting (which anniversary date, in the case of the first annual meeting of stockholders following the date hereof, shall be deemed to be June 7, 2016); provided that if the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than seventy (70) days from such anniversary date of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than one hundred twenty (120) days prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the number of Directors to be elected to the Board at an annual meeting is increased, and if the Corporation does not make a public announcement naming the applicable nominees for Director or specifying the size of the increased Board at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, then any stockholder nomination in respect of the increased number of positions shall be considered timely if delivered not later than the close of business on the 10th day following the day on which a public announcement naming all nominees or specifying the size of the increased Board is first made by the Corporation.

(iii) Notice of a stockholder nomination shall include, as to each person whom the stockholder proposes to nominate for election or reelection as a Director, all information relating to such person required to be disclosed in solicitations of proxies for election of Directors or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected. Notice of a stockholder proposal shall include a brief description of the business desired to be brought before the meeting, the text of the proposal (including the text of any resolutions proposed for consideration and if such business includes proposed amendments to the Certificate of Incorporation and/or Bylaws of the Corporation, the text of the proposed amendments), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made.

(iv) Notice of a stockholder nomination or proposal shall also set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

(1) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of any such beneficial owner;

(2) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and any such beneficial owner;

(3) a description of any agreement, arrangement or understanding between or among such stockholder and any such beneficial owner, any of their respective affiliates or associates, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such beneficial owner or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such beneficial owner, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such beneficial owner relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(7) any other information relating to such stockholder and any such beneficial owner required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(8) a representation as to whether such stockholder or any such beneficial owner intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee or to approve or adopt the proposal or and/or (y) otherwise to solicit proxies from stockholders in support of such nomination or proposal.

If requested by the Corporation, the information required under clauses (iv)(2), (3), (4) and (5) of the preceding sentence of this Section 1.13(a) shall be supplemented by such stockholder and any such beneficial owner not later than ten (10) days after the record date for notice of the meeting to disclose such information as of such record date. The foregoing notice requirements of this Section 1.13(a) shall be deemed satisfied by a stockholder with respect to business or a nomination if such stockholder has notified the Corporation of his or her intention to present a proposal or make a nomination at an annual meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal or nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(b) Special Meetings.

(i) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 1.4 of these Bylaws. Nominations of persons for election to the Board at a special meeting of stockholders may be made only (x) by or at the direction of the Board, or a committee appointed by the Board for such purpose, if the Corporation’s notice of meeting indicated that the purposes of meeting included the election of Directors and specified the number of Directors to be elected, or (y) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the Corporation. A stockholder may nominate persons for election to the Board (a “stockholder nomination”) at a special meeting only if the stockholder (1) is entitled to vote at the meeting, (2) complies in a timely manner with the notice procedures set forth in paragraph (ii) of this Section 1.13(b), and (3) is a stockholder of record when the required notice is delivered and at the date of the meeting.

(ii) Notice in writing of a stockholder nomination must be delivered to the attention of the Secretary at the principal place of business of the Corporation not more than 120 days prior to the date of the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the last to occur of the public announcement by the Corporation of the date of such meeting and the public announcement by the Corporation of the nominees proposed by the Board to be elected at such meeting, and must comply with the provisions of Sections 1.12(a)(iii) and (iv) of these Bylaws. The foregoing notice requirements of this Section 1.13(b) shall be deemed satisfied by a stockholder with respect to a nomination if the stockholder has notified the Corporation of his or her intention to present a nomination at such special meeting in compliance with the applicable rules and regulations promulgated under the Exchange Act and such stockholder’s nomination has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such special meeting.

(c) General.

(i) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in accordance with the procedures set forth in this Section 1.13 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 1.13. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the presiding officer of a meeting of stockholders shall have the power and duty (x) to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 1.13, and (y) if any proposed nomination or business is not in compliance with this Section 1.13, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted.

(ii) The Corporation may require any proposed stockholder nominee for Director to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. Unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) making a nomination or proposal under this Section 1.13 does not appear at a meeting of stockholders to present such nomination or proposal, the nomination shall be disregarded and/or the proposed business shall not be transacted, as the case may be, notwithstanding that proxies in favor thereof may have been received by the Corporation. For purposes of this Section 1.13, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(iii) For purposes of this Section 1.13, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(iv) Notwithstanding the foregoing provisions of this Section 1.13, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 1.13; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 1.13 and compliance with paragraphs (a) and (b) of this Section 1.13 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentences of paragraphs (a) and (b) hereof, business or nominations brought properly under and in compliance with Rule 14a-8 or Rule 14a-11 of the Exchange Act, as such Rules may be amended from time to time). Nothing in this Section 1.13 shall be deemed to affect any rights of (x) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (y) the holders of any series of preferred stock to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation or of the relevant preferred stock certificate or designation.

(v) The announcement of an adjournment or postponement of an annual or special meeting does not commence a new time period (and does not extend any time period) for the giving of notice of a stockholder nomination or a stockholder proposal.

ARTICLE II

Board of Directors

Section 2.1. General Powers. Except as may otherwise be provided by law or by the Certificate of Incorporation, the affairs and business of the Corporation shall be managed by or under the direction of the Board and the Board may exercise all the powers and authority of the Corporation. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

Section 2.2. Number and Term of Office. The number of Directors shall initially be eight (8), classified (including Directors in office as of the date hereof) with respect to the time for which they severally hold office into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, which number may be modified (but not reduced to less than three) from time to time exclusively by resolution of the Board, subject to the rights of the holders of shares of any class or series of preferred stock, if any. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the date hereof, the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the date hereof and the initial Class III directors shall serve for a term expiring at the third annual meeting of stockholders following the date hereof, with Directors of each class to hold office until their successors are duly elected and qualified, provided that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the date hereof, subject to any rights of the holders of shares of any class or series of preferred stock, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election, provided that the term of each Director shall continue until the election and qualification of a successor and be subject to such Director’s earlier death, resignation or removal. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. Any director may resign at any time upon notice to the Corporation. In the case of any increase or decrease, from time to time, in the authorized number of Directors, the number of Directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of Directors shall shorten the term of any incumbent Director.

Section 2.3. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine.

Section 2.4. Special Meetings. Special meetings of the Board shall be held whenever called by the President, by the Chairman of the Board, or by a majority of the Directors then in office, at such place, date and time as may be specified in the respective notices or waivers of notice of such meetings. Any business may be conducted at a special meeting. Notice of a special meeting of the Board shall be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

Section 2.5. Notice of Meetings. Notices of special meetings shall be given to each Director, and notice of each resolution or other action affecting the date, time or place of one or more regular meetings shall be given to each Director not present at the meeting adopting such resolution or other action, subject to Section 2.8 of these Bylaws. Notices shall be given personally, or by telephone confirmed by facsimile or email dispatched promptly thereafter, or by facsimile or email confirmed by a writing delivered by a recognized overnight courier service, directed to each Director at the address from time to time designated by such Director to the Secretary. Each such notice and confirmation must be given (received in the case of personal service or delivery of written confirmation) at least 24 hours prior to the time of a meeting.

Section 2.6. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board the directors entitled to cast a majority of the votes of the whole Board shall constitute a quorum for the transaction of business. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, a majority of the votes entitled to be cast by the directors present at a meeting at which a quorum is present shall be the act of the Board.

Section 2.8. Adjournment. A majority of the Directors present may adjourn any meeting of the Board to another date, time or place, whether or not a quorum is present. No notice need be given of any adjourned meeting unless (a) the date, time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 of these Bylaws shall be given to each Director, or (b) the meeting is adjourned for more than 24 hours, in which case the notice referred to in clause (a) shall be given to those Directors not present at the announcement of the date, time and place of the adjourned meeting.

Section 2.9. Action Without a Meeting. Unless otherwise restricted in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if all members of the Board consent thereto in writing or by electronic transmission, and such writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 2.10. Regulations. To the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws, the Board may adopt such rules and regulations for the conduct of meetings of the Board and for the management of the affairs and business of the Corporation as the Board may deem appropriate. The Board may elect from among its members a chairperson and one or more vice-chairpersons to preside over meetings and to perform such other duties as may be designated by the Board.

Section 2.11. Resignations of Directors. Any Director may resign at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such Director, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event.

Section 2.12. Removal of Directors. Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any Director may be removed only for cause, upon the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors in accordance with the DGCL, the Certificate of Incorporation and these Bylaws.

Section 2.13. Vacancies and Newly Created Directorships. Subject to the rights of the holders of shares of any class or series of preferred stock, if any, to elect additional Directors pursuant to the Certificate of Incorporation (including any certificate of designation thereunder), any vacancy in the Board that results from the death, disability, resignation, disqualification or removal of any Director or from any other cause or newly created directorship shall be filled solely by the affirmative vote of a majority of the total number of Directors then in office, even if less than a quorum, or by a sole remaining Director. Any Director filling a vacancy shall be of the same class as that of the Director whose death, resignation, disqualification, removal or other event caused the vacancy, and any Director filling a newly created directorship shall be of the class specified by the Board at the time the newly created directorship was created. A Director elected to fill a vacancy or newly created Directorship shall hold office until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal.

Section 2.14. Director Fees and Expenses. The amount, if any, which each Director shall be entitled to receive as compensation for his or her services shall be fixed from time to time by the Board. The Corporation will cause each non-employee Director serving on the Board to be reimbursed for all reasonable out-of-pocket costs and expenses incurred by him or her in connection with such service.

Section 2.15. Reliance on Accounts and Reports, etc. A Director, as such or as a member of any committee designated by the Board, shall in the performance of his or her duties be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees designated by the Board, or by any other person as to the matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

ARTICLE III

Committees

Section 3.1. Designation of Committees. The Board shall designate such committees as may be required by applicable laws, regulations or stock exchange rules and may designate such additional committees as it deems necessary or appropriate. Each committee shall consist of such number of Directors, with such qualifications, as may be required by applicable laws, regulations or stock exchange rules or as from time to time may be fixed by the Board and shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation to the extent delegated to such committee by resolution of the Board, which delegation shall include all such powers and authority as may be required by applicable laws, regulations or stock exchange rules. No committee shall have any power or authority as to (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, (b) adopting, amending or repealing any of these Bylaws or (c) as may otherwise be excluded by law or by the Certificate of Incorporation.

Section 3.2. Members and Alternate Members. The members of each committee and any alternate members shall be selected by the Board. The Board may provide that the members and alternate members serve at the pleasure of the Board. An alternate member may replace any absent or disqualified member at any meeting of the committee. An alternate member shall be given all notices of committee meetings, may attend any meeting of the committee, but may count towards a quorum and vote only if a member for whom such person is an alternate is absent or disqualified. Each member (and each alternate member) of any committee shall hold office only until the time he or she shall cease for any reason to be a Director, or until his or her earlier death, resignation or removal.

Section 3.3. Committee Procedures. A quorum for each committee shall be a majority of its members, unless the committee has only one or two members, in which case a quorum shall be one member, unless a greater quorum is established by the Board. The vote of a majority of the committee members present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall keep regular minutes of its meetings and report to the Board when required. The Board shall adopt a charter for each committee for which a charter is required by applicable laws, regulations or stock exchange rules, may adopt a charter for any other committee, and may adopt other rules and regulations for the government of any committee not inconsistent with the provisions of these Bylaws or any such charter, and each committee may adopt its own rules and regulations of government, to the extent not inconsistent with these Bylaws or any charter or other rules and regulations adopted by the Board.

Section 3.4. Meetings and Actions of Committees. Except to the extent that the same may be inconsistent with the terms of any committee charter required by applicable laws, regulations or stock exchange rules, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.

Section 3.5. Resignations and Removals. Any member (and any alternate member) of any committee may resign from such position at any time by submitting an electronic transmission or by delivering a written notice of resignation, signed by such member, to the Chairman of the Board, the President or the Secretary. Such resignation shall take effect upon delivery unless the resignation specifies a later effective date or an effective date determined upon the happening of a specified event. Any member (and any alternate member) of any committee may be removed from such position by the Board at any time, either for or without cause.

Section 3.6. Vacancies. If a vacancy occurs in any committee for any reason, the remaining members (and any alternate members) may continue to act if a quorum is present. A committee vacancy may be filled only by the Board.

ARTICLE IV

Officers

Section 4.1. Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies. The Board shall elect a Chairman of the Board (who shall be a Director), a President and Secretary, and it may, if it so determines, choose a Vice Chairperson of the Board from among its members. The Board may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers and such other officers as it shall from time to time deem necessary or desirable. In addition, the Board from time to time may delegate to any officer the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any action by an appointing officer may be superseded by action by the Board. Any number of offices may be held by the same person, except that one person may not hold both the office of President and the office of Secretary. Unless otherwise determined by the Board, the officers of the Corporation need not be elected for a specified term but shall serve at the pleasure of the Board or for such terms as may be agreed in the individual case by each officer and the Board. Each officer shall hold office until his or her successor has been elected or appointed and qualified, or until his or her earlier death, resignation or removal. A failure to elect officers shall not dissolve or otherwise affect the Corporation. Any officer or agent may resign at any time by delivering notice of resignation, either in writing signed by such officer or by electronic transmission, to the Board, the Chairman of the Board or the President, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. Unless otherwise specified therein, such resignation shall take effect upon delivery. The Board may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, may be filled by the Board or by the officer, if any, who appointed the person formerly holding such office.

Section 4.2. Powers and Duties of Officers. An officer of the Corporation shall have such authority and shall exercise such powers and perform such duties (a) as may be required by law, (b) to the extent not inconsistent with law, as may be specified by resolution of the Board, (c) to the extent not inconsistent with law or as specified by resolution of the Board, as may be specified by the appointing officer with respect to a subordinate officer appointed pursuant to delegated authority under Section 4.1, and (d) to the extent not inconsistent with any of the foregoing, as generally pertain to their respective offices. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

Section 4.3. Appointing Attorneys and Agents; Voting Securities of Other Entities. Unless otherwise provided by resolution adopted by the Board, the Chairperson of the Board, the President or any Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consents, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper. Any of the rights set forth in this Section 4.8 which may be delegated to an attorney or agent may also be exercised directly by the Chairperson of the Board, the President or the Vice President.

ARTICLE V

Stock

Section 5.1. Certificates. The shares of the Corporation shall be represented by certificates or shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled, upon their request, to have a certificate signed by, or in the name of the Corporation by the chairperson or vice-chairperson of the Board, or the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 5.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL. Subject to the provisions of the Certificate of Incorporation and these Bylaws, the Board may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

Section 5.4. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. If a transfer of shares is made for collateral security, and not absolutely, this fact shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

Section 5.5. Transfer Agent and Registrar. The Board may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE VI

Indemnification and Advancement of Expenses

Section 6.1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees)

reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of the Corporation.

Section 6.2. Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.3. Claims. If a claim for indemnification under this Article VI (following the final disposition of such proceeding) is not paid in full within sixty (60) days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article VI is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.4. Non-exclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6.5. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 6.6. Other Indemnification and Advancement of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.1. Dividends.

(a) Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board at any regular or special meeting of the Board, or by written consent in accordance with the DGCL and these Bylaws, and any such dividend may be paid in cash, property or shares of the Corporation’s stock.

(b) A member of the Board, or a member of any committee designated by the Board shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board, or by any other person as to matters the Director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid.

Section 7.2. Reserves. There may be set apart out of any funds of the Corporation available for dividends such sum or sums as the Board from time to time may determine proper as a reserve or reserves for meeting contingencies, equalizing dividends, repairing or maintaining any property of the Corporation or for such other purpose or purposes as the Board may determine conducive to the interest of the Corporation, and the Board may similarly modify or abolish any such reserve.

Section 7.3. Execution of Instruments. Except as otherwise required by law or the Certificate of Incorporation, the Board or any officer of the Corporation authorized by the Board may authorize any other officer or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization must be in writing or by electronic transmission and may be general or limited to specific contracts or instruments.

Section 7.4. Fiscal Year. The fiscal year of the Corporation shall be determined by resolution of the Board.

Section 7.5. Seal. The corporate seal shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board.

Section 7.6. Books and Records. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time.

Section 7.7. Manner of Notice. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 8.7, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by telecopier, telephone or other means of electronic transmission.

Section 7.8. Waiver of Notice of Meetings of Stockholders, Directors and Committees. Any waiver of notice, given by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

Section 7.9. Amendment of Bylaws. Subject to the provisions of the Certificate of Incorporation, these Bylaws may be amended, altered or repealed (a) by resolution adopted by a majority of the Directors present at any special or regular meeting of the Board at which a quorum is present if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting, or (b) at any regular or special meeting of the stockholders upon the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class, if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting.

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